Exhibit (d)(5)

Amendment No. 2 to

Fee Waiver and Expense Reimbursement Agreement

between Registrant and

Whitebox Advisors LLC

Amendment No. 2 to

Fee Waiver and Expense Reimbursement Agreement

This Amendment No. 2 (this “Amendment”), dated November 6, 2013 to the Fee Waiver and Expense Reimbursement Agreement (the “Agreement”), dated as of July 20, 2011, between Whitebox Mutual Funds, a statutory trust established under the laws of the State of Delaware (the “Fund”), and Whitebox Advisors LLC (“Adviser”), a Delaware limited liability company.

WHEREAS, the Trust and Adviser wish to amend the Agreement whereby the schedule of Fee and Expense Caps (Appendix A) is extended for each series of the Trust through February 28, 2015.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Appendix A to the Agreement is deleted in its entirety and replaced with the Appendix A attached hereto; and

Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. All capitalized terms herein shall have the same meaning as ascribed to them in the Agreement. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the day and year first above written.

WHITEBOX MUTUAL FUNDS		WHITEBOX ADVISORS LLC

By:	/s/ Bruce Nordin	By:	/s/ Mark Strefling
Name:	Bruce Nordin	Name:	Mark Strefling
Title:	President	Title:	Chief Operating Officer

[Amendment No. 2 to Fee Waiver and Expense Reimbursement Agreement]

APPENDIX A

FUNDS AND EXPENSE CAPS

(Effective as of November 6, 2013)

Name of Fund	Share Class	Maximum Permitted Rate	Termination Date
Whitebox Tactical Opportunities Fund	Class A Shares	1.60%	February 28, 2015
Whitebox Tactical Opportunities Fund	Institutional Shares	1.35%	February 28, 2015
Whitebox Enhanced Convertible Fund	Class A Shares	1.60%	February 28, 2015
Whitebox Enhanced Convertible Fund	Institutional Shares	1.35%	February 28, 2015
Whitebox Long Short Equity Fund	Class A Shares	1.95%	February 28, 2015
Whitebox Long Short Equity Fund	Institutional Shares	1.70%	February 28, 2015